UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 2, 2012

Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

1800 West Pasewalk Avenue, Suite 200
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 2, 2012, Supertel Hospitality, Inc. (the “Company”), through an indirect wholly owned subsidiary, Solomons Beacon Inn Limited Partnership (“Solomons”), obtained a mortgage loan from Morgan Stanley Mortgage Capital Holdings LLC (“Morgan Stanley”), in the principal amount of $30,622,000, pursuant to a loan agreement, dated as of November 2, 2012, between Solomons, TRS Subsidiary, LLC, an indirect wholly owned subsidiary of the Company (“TRS”), and Morgan Stanley. The Morgan Stanley loan is secured by 22 hotel properties owned by Solomons and leased to TRS. The loan requires monthly principal and interest payments based on an 18-year amortization with the principal balance due and payable on December 1, 2017. The loan bears interest at a fixed rate of 5.83%.

On November 2, 2012, the proceeds of the Morgan Stanley loan were used to refinance the $28.0 million principal balance on the existing mortgage loan made under the loan agreement, dated as of November 26, 2002, between Solomons, TRS and Greenwich Financial Products, Inc. (“Greenwich”). The Greenwich loan was secured by 32 hotel properties. As a result of the refinancing, 10 of the hotel properties previously secured by the Greenwich loan are now unencumbered.

The Morgan Stanley loan, which is intended to be securitized, is non-recourse to Solomons, except for certain customary carve-outs to the general non-recourse liability, which carve-outs are guaranteed by the Company. The loan is evidenced by documentation generally consistent with loans of similar size that are intended to be pooled in a commercial mortgage backed securities offering, including a promissory note, mortgages or deeds of trust and assignments of leases and rents with respect to the refinanced hotels and a guaranty of recourse obligations.

The Morgan Stanley loan is secured by first priority liens and security interests on the refinanced hotels and the tangible and intangible personal property owned by Solomons and TRS in connection with the operations on the hotel properties, including inventory, equipment, fixtures, accounts and general intangibles. The Morgan Stanley loan agreement contains certain affirmative and negative covenants with which Solomons and TRS must comply, including maintenance of insurance, single-purpose bankruptcy remote entity requirements, reporting requirements and restrictions on property transfers and the granting of liens. The loan agreement also contains provisions requiring that revenue from the refinanced hotels be directed to accounts controlled by Morgan Stanley to insure that items such as real estate taxes, insurance, property maintenance and reserves for furniture, fixtures and equipment are adequately funded. The loan agreement also requires that certain reserves be maintained if any franchise agreement for the refinanced hotels is terminated or cancelled, fails to be in full force and effect or is otherwise in default beyond applicable notice and cure periods. Customary events of default are included in the loan agreement, including payment defaults, breaches of covenants and insolvency/bankruptcy events, the occurrence of which give Morgan Stanley the right to accelerate repayment of the loan.

The Morgan Stanley loan may be voluntarily prepaid in whole, subject to satisfaction of customary yield maintenance requirements in effect for a prepayment prior to September 1, 2017, at which time the loan may be voluntarily prepaid without penalty or premium. The loan may also be voluntarily prepaid in part in connection with the release of individual hotel properties as collateral security for the loan. Any such partial prepayment and release requires prepayment of the loan amount allocated to the hotel property being released and satisfaction of customary yield maintenance requirements and other conditions set forth in the loan agreement.

In connection with the Morgan Stanley loan, Solomons, TRS and the independent managers which manage the refinanced hotels entered into a cash management agreement with Morgan Stanley pursuant to which Solomons will maintain a restricted account into which all revenue from the refinanced hotels will be deposited during the term of the loan. Amounts on deposit in the restricted account will be transferred: (a) periodically to an account under the sole control of Morgan Stanley, when a cash sweep period is continuing; or (b) on a daily basis to an account under the sole control of Solomons, when a cash sweep period is not continuing. Funds deposited in the account controlled by Morgan Stanley will be used by Morgan Stanley to pay items such as real estate taxes, insurance, debt service obligations, reserves for furniture, fixtures and equipment, reserves for certain franchise agreement termination and default events and operating expenses.

A cash sweep period occurs under the cash management agreement when, among other things: (a) there is an event of default in connection with the Morgan Stanley loan; (b) the debt service coverage ratio with respect to the refinanced hotels is less than 1.25 to 1.00; or (c) certain insolvency/bankruptcy events occur with respect to the Company. The cash management agreement contains provisions for the cure of certain of these events and termination of the cash sweep period.

The terms of the material agreements described herein relating to the Morgan Stanley loan are qualified in their entirety by reference to the agreements attached as Exhibits 10.1 through 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information reported under Item 1.01 above is incorporated herein by reference. The Greenwich loan agreement and related loan documents were terminated on November 2, 2012 in connection with the refinancing described under Item 1.01 above. The Greenwich loan agreement and related loan documents were filed as Exhibits 10.3, 10.4, 10.5 and 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information reported under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Loan Agreement, dated as of November 2, 2012, between Solomons Beacon Inn Limited Partnership, TRS Subsidiary, LLC and Morgan Stanley Mortgage Capital Holdings LLC.

10.2	Guaranty of Recourse Obligations of Borrower, dated as of November 2, 2012, by Supertel Hospitality, Inc. in favor of Morgan Stanley Mortgage Capital Holdings LLC.

10.3	Cash Management Agreement, dated as of November 2, 2012, among Morgan Stanley Mortgage Capital Holdings LLC, Solomons Beacon Inn Limited Partnership, TRS Subsidiary, LLC, Hospitality Management Advisors, Inc., Kinseth Hotel Corporation and Strandco, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: November 7, 2012	By:	/s/ Corrine L. Scarpello
Name: Corrine L. Scarpello
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Loan Agreement, dated as of November 2, 2012, between Solomons Beacon Inn Limited Partnership, TRS Subsidiary, LLC and Morgan Stanley Mortgage Capital Holdings LLC.

10.2	Guaranty of Recourse Obligations of Borrower, dated as of November 2, 2012, by Supertel Hospitality, Inc. in favor of Morgan Stanley Mortgage Capital Holdings LLC.

10.3	Cash Management Agreement, dated as of November 2, 2012, among Morgan Stanley Mortgage Capital Holdings LLC, Solomons Beacon Inn Limited Partnership, TRS Subsidiary, LLC, Hospitality Management Advisors, Inc., Kinseth Hotel Corporation and Strandco, Inc.